UNITED STATES

              SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


       Date of Report (Date of earliest event reported): APRIL 21, 1999



                                   MFB CORP.
            (Exact name of registrant as specified in its charter)




                                    INDIANA

                (State or other jurisdiction of incorporation)





                     0-23374
 35-1907258
      (Commission File Number)                                      (IRS
Employer Identification No.)


            121 SOUTH CHURCH STREET
            POST OFFICE BOX 528
            MISHAWAKA, INDIANA                               46544

            (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code:  (219) 255-3146


ITEM 5. OTHER EVENTS.



      Pursuant to General Instruction F to Form 8-K, the press release issued April21, 1999 concerning the Fourth Quarter Earnings and cash dividend announcement is incorporated herein by reference and is attached hereto as Exhibit 1.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.



      (c)   Exhibits

            Exhibit  1 -- Press Release dated April 21, 1999.




                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                  _______________________________________
                 Timothy C. Boenne, Vice President



Dated:  May 14, 1999

                        April               21              ,              1999
Point of Contact: Charles J. Viater


                                      MFB  CORP.   ANNOUNCES   SECOND   QUARTER
EARNINGS
                                                              AND     QUARTERLY
DIVIDEND


                     Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC),(the "Corporation"), parent company of MFB Financial (the "Bank"), today reported consolidated net income of $1,257,000 or $.86 per share for the six months ended March 31, 1999, compared to $1,168,000 or $.70 per share for the six months ended March 31, 1998, an earnings per share increase of 22.86%. Net income for the three months ended March 31, 1999 was $594,000 compared to $666,000 for the three months ended March 31, 1998. Earnings per share for both quarters ended March 31 were $.40 per share.

                   Net interest income after provision for loan losses for the most recent three and six month periods totaled $2.3 million and $4.6 million compared to $2.2 million and $4.2 million for the same periods one year ago. During the three months ended March 31, 1999 total interest income increased by $803,000 compared to the same period one year ago, primarily as a result of a $32.7 million increase in commercial and consumer loan receivables. The Bank continues to place increased emphasis on growing the small business lending division and developing the consumer lending program within the areas serviced by its branches. The desire for local service and local decision making has clearly influenced the growth the Bank has experienced. Total interest expense increased $631,000 reflecting the growth in savings account deposits and borrowed funds. For the six months ended March 31, 1999 total interest income increased $1.9 million while total interest expense increased $1.4 million.

                   Noninterest income increased from $162,000 and $326,000 for the three and six months ended March 31, 1998 to $286,000 and $590,000 for the most recent three and six month periods. These increases are primarily due to gains realized on the sale of first mortgage loans, servicing fee income retained on those sold loans, and fees generated from the increasing number of core deposit account relationships. Noninterest expenses increased from $1.5 million during the three months ended March 31, 1998 to $1.6 million during the three months ended March 31, 1999, and from $2.7 million to $3.1 million for the comparable six month periods. The noninterest expense increases are primarily attributable to staffing increases, facility upgrades, and expenses incurred in the offering of additional services to the Banks' customers.

                   The  Corporation  has  increased  total assets  from  $315.0
million as of September 30, 1998 to       $337.4 million  as of March 31, 1999,
an increase of $22.4 million (or 7.1%). Total securities available for sale increased from $41.8 million at September 30, 1998 to $47.4 million at March 31, 1999, an increase of $5.6 million (or 13.4%). Total net loans increased from $245.1 million to $252.6 million during this same six month period, an increase of $7.5 million (or 3.1%). The investment and loan growth has been funded primarily by the growth in total savings deposits and additional borrowings through Federal Home Loan Bank advances.

                   Total  shareholders'  equity increased from $30.9 million as
of September 30, 1998 to $31.6       million  as  of March 31, 1999 mainly from
net income of $1.3 million offset by the repurchase of 24,800 shares of outstanding common stock during this period at a cost of $536,000, along with the payment of cash dividends of $256,000.

                    While  achieving   substantial   growth,   the  Corporation
continues to maintain asset quality            that compares favorably  to  its
industry peer group. The ratio of nonperforming assets to total assets as of March 31, 1999 was .05% compared to .02% as of March 31, 1998.

                    In addition, MFB Corp. announced today that the Corporation has declared a cash dividend of $ .09 per share of Common Stock for the quarter ended March 31, 1999. The dividend is payable on May 18, 1999 to holders of
record on May 4, 1999.                                  .

                     The  Bank  is  a  wholly  owned  subsidiary  of MFB  Corp.
providing  retail and small business        financial services to the  Michiana
area through its main office in Mishawaka and four banking centers located in St. Joseph and Elkhart counties. In addition, another full service office is scheduled to open in Elkhart during the quarter ending June 30, 1999.

                       MFB CORP. AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                            March 31, 1999 and September 30, 1998
                                      (in thousands)

                                                      March 31, September30,
                                                       1999        1998
ASSETS
Cash and due from financial institutions         $    4,905  $    3,019
Interest-bearing  deposits  in other financial  institutions       19,103
14,885
   Cash and cash equivalents                         24,008      17,904
Securities available-for-sale                        47,397     41,820
Interest-bearing time deposits in other financial institutions 1,000  -
Federal Home Loan Bank (FHLB) stock, at cost          5,511       4,636
Loans held for sale, net of unrealized losses        19,654      13,516
Loans receivable, net of allowance for loan losses
 of $544,000 at 3/31/99 and $454,000 at 9/30/98   232,938     231,610
Accrued interest receivable                           1,143         968
Premises and equipment, net                           3,826       2,795
Mortgage Servicing Rights, net                          286         192
Investment in limited partnership                     1,213       1,222
Other assets                                            460         298

                                               TOTAL ASSETS    $337,436    $314,961



LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
         Noninterest-bearing demand deposits     $    6,386  $    4,299
             Savings, NOW and MMDA deposits          48,810      40,835
             Other time deposits                    139,700     135,532
                   Total deposits                   194,896     180,666
   Securities sold under agreements to repurchase     3,508       2,366
   Other borrowings                                 104,226    97,657
   Advances from borrowers for taxes and insurance    2,366       2,316
       Accrued expenses and other liabilities           877       1,070
       Total Liabilities                            305,873     284,075

Shareholders' Equity
   Common Stock, 5,000,000 shares authorized;
    shares issued: 1,689,417 - 3/31/99, 1,689,417 - 9/30/98
    shares outstanding: 1,449,417 - 3/31/99, 1,474,217 - 9/30/98   12,946
12,847
       Retained earnings - substantially restricted  24,731      23,730
   Unearned Employee Stock Ownership Plan (ESOP) shares (345)     (445)
   Unearned Recognition and Retention Plan (RRP) shares   -        (38)
   Accumulated other comprehensive income              (70)        (45)
   Treasury Stock, 240,000 common shares - 3/31/99,


          215,200      common      shares      -       9/30/98                                                 (5,699)       (5,163)
(889)
   ---
     Total shareholders' equity   31,563                30,886

       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITIES $337,436  $314,961





                MFB CORP. AND SUBSIDIARY
                  CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                       THREE MONTHS AND SIX MONTHS ENDED MARCH 31, 1999
                                 AND 1998
                                 (in thousands)



                                               Three Months  Ended March 31,    Six Months Ended March 31,
            1999                1998 1999                                                   1998

   Total interest income $5,957 $5,154 $11,917 $9,973

   Total interest expense 3,589 2,958 7,215 5,777


   Net interest income 2,368 2,196 4,702 4,196

   Provision for loan losses        45        15      90      30

   Net interest income after provision for loan losses 2,323 2,181 4,612
   4,166

   Total non-interest income        286 162 590 326

   Total non-interest expense     1,594     1,461 3,061 2,739

   Income before income taxes 1,015 882 2,141 1,753

   Income tax expense 421 216 884 585

    NET INCOME $594 $666 $1,257 $1,168



   Basic Earnings per common share $   .42 $   .43 $   .88 $   .75

   Diluted Earnings per common share  $   .40  $   .40  $ .86 $ .70



















